EXHIBIT 31.2
Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, James E. Braun, certify that:
1.	I have reviewed this Amendment No. 1 on Form 10-Q/A to the Quarterly Report on Form 10-Q of Newpark Resources, Inc. for the fiscal quarter ended September 30, 2010; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 8, 2011	/s/ James E. Braun
James E. Braun, Vice President and
Chief Financial Officer